Exhibit 99.1

UNITY Biotechnology, Inc. Reports First Quarter 2022

Financial Results and Business Updates

-Completed enrollment in BEHOLD, the Phase 2 clinical trial of UBX1325 in DME; BEHOLD remains on track with 12-week safety and efficacy data anticipated by mid-year 2022-

-Dosed first patient in ENVISION, the Phase 2 clinical trial of UBX1325 in wet age-related macular degeneration; ENVISION remains on track with 16-week results expected in Q4 2022-

-As of March 31, 2022, UNITY had approximately $79.2 million in cash, cash equivalents and marketable securities, extending runway through Q1 2023-

SOUTH SAN FRANCISCO, Calif., May 10, 2022 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the first quarter ended March 31, 2022.

“The outset of 2022 was marked by important progress across our ongoing clinical development program for UBX1325, such as successfully completing enrollment for BEHOLD, our Phase 2 clinical trial of UBX1325 in patients with diabetic macular edema (DME), as well as initiating ENVISION, our Phase 2 clinical trial of UBX1325 in patients with wet age-related macular degeneration (wAMD),” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “We are encouraged by the growing evidence that underscores the role cellular senescence plays in ocular diseases, and believe we are well positioned to build on the results from the promising Phase 1 trial of UBX1325, which we recently presented at the ARVO 2022 Annual Meeting. Looking ahead, we remain on track to deliver on multiple upcoming catalysts, including 12-week data from our DME study by mid-year 2022. We are appreciative of the support and the enthusiasm we have received from patients and KOLs, and we will continue to deliver on our mission to address the urgent need for innovative therapeutic alternatives beyond anti-VEGFs for key ophthalmologic conditions.”

Upcoming Milestones

•	UBX1325 12-week safety and efficacy data from BEHOLD, the Phase 2 DME clinical trial (UBX1325-02 Study) by mid-year 2022, as well as 24-week safety and efficacy data before year-end 2022
•	UBX1325 16-week safety and efficacy data from ENVISION, the Phase 2 wAMD clinical trial (UBX1325-03 Study) expected in Q4 2022
•	Tie2/VEGF bispecific preclinical data to support selection of advanced candidate by mid-year 2022

First Quarter Financial Results

Cash, cash equivalents and marketable securities totaled $79.2 million as of March 31, 2022, compared with $90.1 million as of December 31, 2021. UNITY believes that current cash, cash equivalents, and marketable securities are sufficient to fund operations through the first quarter of 2023.

Operating loss for the three months ended March 31, 2022, was $18.9 million compared to $15.8 million for the three months ended March 31, 2021. Cash used in operations during the first quarter of 2022 was $15.0 million compared to $15.1 million for the first quarter of 2021.

Research and development expenses increased by $3.8 million, to $12.5 million for the three months ended March 31, 2022, from $8.7 million for the three months ended March 31, 2021. The increase was primarily due to increases of $3.5 million in direct research and development expenses mainly due to the progress of UBX1325 studies and $1.2 million in personnel costs due to reduction in force and $0.4 million in retention bonus accruals, offset by decreases of $0.7 million in facilities-related costs due to allocation to general and administrative expenses of net expenses on Brisbane and East Grand facilities which have been subleased, $0.2 million in employee stock based compensation forfeited from the reduction in force and $0.4 million in laboratory supplies.

General and administrative expenses decreased by $0.4 million, to $5.8 million for the three months ended March 31, 2022, from $6.2 million for the three months ended March 31, 2021. The decrease was primarily due to decreases of $0.6 million in facilities-related costs, $0.3 million in recruitment expenses and $0.2 million in professional fees, offset by increases of $0.4 in personnel costs mainly due to reduction in force and $0.2 million in retention bonus accruals and $0.1 million in insurance expense.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of UNITY in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 10, 2022, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2022	2021
	(Unaudited)
Operating expenses:
Research and development	12,461	8,717
General and administrative	5,806	6,226
Total operating expenses	18,267	14,943
Loss from operations	(18,267)	(14,943)
Interest income	29	36
Interest expense	(808)	(775)
Other income (expense), net	131	(74)
Net loss	(18,915)	(15,756)
Other comprehensive (loss) gain
Unrealized (loss) gain on marketable debt securities	(132)	10
Comprehensive loss	$(19,047)	$(15,746)
Net loss per share, basic and diluted	$(0.28)	$(0.29)
Weighted-average number of shares used in computing net loss per share, basic and diluted	67,528,552	54,169,349

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$16,446	$32,905
Short-term marketable securities	62,717	55,170
Prepaid expenses and other current assets	1,770	1,879
Restricted cash	550	550
Total current assets	81,483	90,504
Property and equipment, net	9,308	9,942
Operating lease right-of-use assets	20,706	21,286
Long-term marketable securities	—	1,993
Long-term restricted cash	896	896
Other long-term assets	76	91
Total assets	$112,469	$124,712
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,323	$1,985
Accrued compensation	2,837	4,028
Accrued and other current liabilities	6,692	6,370
Deferred revenue	216	216
Derivative liability related to debt	—	963
Current portion of long-term debt	4,837	3,055
Total current liabilities	17,905	16,617
Operating lease liability, net of current portion	29,339	30,094
Long-term debt, net	14,534	18,409
Other long-term liabilities	—	23
Total liabilities	61,778	65,143
Commitments and contingencies
Stockholders’ equity:
Common stock	7	6
Additional paid-in capital	469,799	459,631
Accumulated other comprehensive loss	(176)	(44)
Accumulated deficit	(418,939)	(400,024)
Total stockholders’ equity	50,691	59,569
Total liabilities and stockholders’ equity	$112,469	$124,712

Media

Canale Communications

Jason Spark

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Investor Contact
LifeSci Advisors, LLC
Joyce Allaire
jallaire@lifesciadvisors.com